UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, the Company has been reviewing the accounting treatment used with respect to an historical software acquisition transaction. In this regard, the Company has sought certain guidance from the Office of the Chief Accountant of the SEC (“OCA”). As a result of discussions with the Staff of the OCA, along with an internal review by management, the Audit Committee and its independent auditors, the Company has determined as of May 17, 2005 to change the accounting treatment for a June 2003 software transaction. This change will require that the Company’s previously-filed periodic reports for the fiscal years ended June 30, 2003 and 2004, as well as for the fiscal quarters during those years, be amended to include restated financial statements. Accordingly, those previously filed financial statements and any related auditor reports should no longer be relied upon due to the errors contained in such financial statements. On May 19, 2005 the Company issued a press release announcing its decision to issue restated financial statements and amend its previously filed periodic reports. This press release is included in this Current Report as Exhibit 99.1.

The Company is currently in the process of finalizing the accounting treatment and preparing amended periodic reports to include these restated financial statements, and it expects to finalize the matter and file its amended periodic reports, as well as its delinquent Form 10-Q (for the quarter ended December 31, 2004) and its currently-due Form 10-Q (for the quarter ended March 31, 2005), the last of which is the subject of the recently filed Form 12b-25, in the near future.

Below, in more detail, is a description of the expected adjustments to be made to the Company’s financial statements.

The anticipated change in accounting methodology is expected to only affect non-cash items, and management expects no material impact on the Company’s current operating income and expenses. The Company expects to restate the financial statements contained in its Form 10-KSB for the year ended June 30, 2003, to decrease the value of the software assets, and associated liabilities, on the balance sheet in the approximate range of $3 million to $4 million. Beginning with the financial statements contained in the Company’s Form 10-QSB for the quarter ending December 31, 2003, and subsequent fiscal periods (including the Form 10-K for the year ended June 30, 2004), the Company expects to increase the value of the assets, and associated liabilities, on the balance sheet in the approximate range of $4 million to $5 million. The Company does not expect any of these restatements to result in a material adverse change in revenue or income for the associated fiscal periods.

This proposed change in accounting treatment and the resulting restatements remain subject to audit or review, as the case may be, by the Company’s independent auditors, and as such, there can be no assurance that the foregoing ranges of impact upon the subject balance sheets are accurate, or that there will be no material adverse effect upon historic revenue and income amounts, or that the restated financial statements will be promptly filed.

The Audit Committee has discussed with the Company’s independent auditors the matters disclosed in this Item 4.02.

This current report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and the Company will not necessarily provide updates of its forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. The Company urges investors to review its filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K, 10-Q and 8-K, which reports describe important risk factors that could have an adverse effect on its results. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit Description
99.1	Yak Communications Inc. Press Release dated May 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yak Communications Inc.

Dated: May 23, 2005	By:	/s/ Charles Zwebner
Charles Zwebner
Chief Executive Officer

Exhibit No.	Exhibit Description
99.1	Yak Communications Inc. Press Release dated May 19, 2005.